UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2022, Lisa Hook notified the board of directors (the “Board”) of Ping Identity Holding Corp. (the “Company”) that she would not be standing for re-election to the Board, with her current term set to expire on May 3, 2022.

Subject to Board approval, Anil Arora and Vikram Verma are expected to join the Board, with terms beginning on May 3, 2022. Messrs. Arora and Verma will serve as Class III directors until the Company’s 2025 Annual Meeting of Stockholders and until such time as their successor(s) are duly elected and qualified, or until their earlier death, resignation or removal.

Anil Arora, 60, most recently served as Chief Executive Officer of Envestnet|Yodlee and as Vice-Chairman of Envestnet (NYSE: ENV), a cloud-based leader in financial technology, data intelligence and wealth management. In addition to his time at Envestnet|Yodlee and Yodlee, Mr. Arora also held senior leadership positions at Gateway, Inc., Pillsbury and Kraft Foods. Mr. Arora earned a Master of Business (M.B.A.) from the University of Michigan and a Bachelor of Science (B.S.) from Rockford College.

Vikram Verma, 57, served as the Chief Executive Officer of 8x8 Inc. (NYSE: EGHT) for more than seven years. Mr. Verma has been a senior leader at Lockheed Martin and served as Chief Executive Officer of Savi Technology. Mr. Verma currently sits on the boards of directors of Cambium Networks (NASDAQ: CMBM) and Zingtree, the advisory board of Wiliot, the board of trustees of Florida Institute of Technology and the Electrical and Computer Engineering Council at the University of Michigan. Mr. Verma earned a Bachelor of Science Electrical Engineering (B.S.E.E.) degree from Florida Institute of Technology, a Master of Science Engineering (M.S.E.) degree in electrical engineering from the University of Michigan, and a graduate degree of Engineer in Electrical Engineering from Stanford University.

Item 7.01	Regulation FD Disclosure.

On March 1, 2022, the Company issued a press release announcing (i) Lisa Hook would not be standing for re-election to the Board, with her current term set to expire on May 3, 2022 and (ii) subject to Board approval, Anil Arora and Vikram Verma are expected to join the Board with terms beginning on May 3, 2022. A copy of the press release is attached hereto as Exhibit 99.1.

None of the information furnished in Item 7.01 hereto shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Unless expressly set forth by specific reference in such filings, none of the information furnished in this report shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Ping Identity Holding Corp. Press Release dated March 1, 2022.

104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: March 1, 2022	By:	/s/ Shalini Sharma
	Name:	Shalini Sharma
	Title:	Chief Legal Officer